SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                           _____________________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



    Date of report (date of earliest event reported):  November 8, 2000


                        PARK ELECTROCHEMICAL CORP.
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            (Exact Name of Registrant as Specified in Charter)


         New York                       1-4415          11-1734643
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(State or other Jurisdiction  (Commission              (IRS Employer
      of Incorporation)       File Number)            Identification No.)


  5 Dakota Drive, Lake Success,         New York                   11042
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(Address of Principal Executive Offices)                   (Zip Code)


                              (516) 354-4100
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                      Registrant's Telephone Number,
                            Including Area Code


                                    N/A
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        Former Name or Former Address, if Changed Since Last Report

Item 5.     Other Events.

            As a result of the three-for-two (3-for-2) stock split in the form of a stock dividend of one share of Common Stock, par value $.10 per share (the "Common Stock"), of Park Electro-chemical Corp. (the "Company") for each issued two shares of Common Stock declared by the Board of Directors of the Company on October 10, 2000 payable November 8, 2000 to shareholders of record at the close of business on October 20, 2000, (1) the Conversion Price of the 5 1/2% Convertible Subordinated Notes due March 1, 2006 issued by the Company pursuant to the Indenture, dated as of February 1, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee, shall be adjusted, pursuant to Section 15.5(a) of the Indenture, from $42.188 per share to $28.125 per share effective at the close of business on November 8, 2000 and (2) the preferred stock purchase rights distributed by the Company pursuant to the Amended and Restated Rights Agreement, dated as of July 12, 1995 (the "Rights Agreement"), between the Company and Registrar and Transfer Company, as Rights Agent, shall be adjusted, pursuant to Section 11(d) of the Rights Agreement, so that each share of Common Stock following the stock split shall represent two-thirds (2/3) of a Right.





                                 SIGNATURE


            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PARK ELECTROCHEMICAL CORP.



Date:  November 9, 2000             By:/s/ Stephen E. Gilhuley
                                       Name: Stephen E. Gilhuley
                                       Title: Secretary